SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 16, 2010

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

As previously disclosed, on March 26, 2010, five indirect wholly-owned subsidiaries of Pacific Ethanol, Inc. (the “Company”), namely, Pacific Ethanol Holding Co. LLC (“PEHC”), Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC and Pacific Ethanol Magic Valley, LLC (the “Debtors”), filed a proposed joint plan of reorganization and related disclosure statement under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The joint plan of reorganization is being administered as In re Pacific Ethanol Holding Co. LLC, et al., Chapter 11 Case No. 09-11713 (KG).   Neither the Company, nor any of its direct or indirect subsidiaries other than the Debtors, have filed a plan of reorganization under the Bankruptcy Code.

On April 16, 2010, the Debtors filed with the Bankruptcy Court a proposed amended joint plan of reorganization (the “Amended Plan”) and related disclosure statement (the “Amended Disclosure Statement”) under Chapter 11.  Copies of the Amended Plan and the Amended Disclosure Statement are furnished (not filed) as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by this reference.  On April 19, 2010, the Company issued a press release concerning the filing of the Amended Plan and the Amended Disclosure Statement with the Bankruptcy Court, a copy of which is furnished (not filed) as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by this reference.  Bankruptcy law does not permit solicitation of a plan of reorganization until the bankruptcy court approves the disclosure statement related to such plan.  Accordingly, neither this Current Report on Form 8-K nor the press release is intended to be, nor should either be construed as, a solicitation for a vote on the Amended Plan.

Creditors and other interested parties may file objections to the Amended Plan and the Amended Disclosure Statement.  Once such objections, if any, are resolved, the Bankruptcy Court would direct the Amended Disclosure Statement (to which the Amended Plan would be an exhibit) to be distributed to creditors and holders of equity interests in the Debtors that are entitled to vote on the Amended Plan.  Only classes of claims against, or equity interests in, a Debtor that are impaired under the terms of the Amended Plan are entitled to vote to accept or reject the Amended Plan.  The Amended Plan will become effective only if, among other requirements, it receives the requisite votes in favor of acceptance and it is confirmed by the Bankruptcy Court (the “Effective Date”).  The Amended Plan, as submitted to the Bankruptcy Court on April 16, 2010, has support from a majority of the Debtors’ secured lenders.

The following is a summary of certain material terms of the Amended Plan.  This summary does not include a description of all of the terms, conditions and other provisions of the Amended Plan, the Amended Disclosure Statement, or other documentation governing or contemplated by the Amended Plan, and is qualified in all respects by reference to the full text of the Amended Plan.  The terms of any joint plan of reorganization ultimately confirmed by the Bankruptcy Court could differ, potentially materially, from the terms of the Amended Plan proposed by the Debtors.  All capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Amended Plan.

Proposed Amended Plan of Reorganization

Generally

The prominent economic terms of the Amended Plan include, but are not limited to, the restructuring of approximately $293.5 million in prepetition and postpetition secured indebtedness under the Debtors’ Credit Agreement, dated as of February 27, 2007, as amended, and Amended and Restated Debtor-in-Possession Credit Agreement, dated as of June 3, 2009, as amended (“Postpetition Credit Agreement”), pursuant to an Exit Facility to be entered into on the Effective Date by the Debtors, WestLB, AG, New York Branch (“WestLB”) and certain other lenders.  The Exit Facility would be comprised of:

•
Exit Facility Revolving Loans in an aggregate principal amount not to exceed $15.0 million to fund working capital requirements so long as two of the four ethanol plants owned by the Debtors are not in operation (referred to as “Cold Shutdown” in the Plan).  If at any time more than two ethanol plants are in Cold Shutdown, the aggregate principal amount of the Exit Facility Revolving Loans may be increased by an amount approved by WestLB as agent and the required lenders under the Exit Facility Revolving Loans; provided that in no event could the aggregate principal amount of the Exit Facility Revolving Loans exceed $35.0 million.

•
Exit Facility Term A-1 Loans in the aggregate principal amount of $25.0 million, the proceeds of which would be used to pay in full in cash all revolving loans made under the Postpetition Credit Agreement between the petition date and the Effective Date.

•
Exit Facility Term A-2 Loans in the aggregate principal amount of $25.0 million issued in cancellation of an equal amount of prepetition loans that were deemed converted to DIP Roll Up Loans under the Postpetition Credit Agreement.

Ownership of Debtors

Pursuant to the Amended Plan, a new limited liability company (“New PE Holdco”) will be formed to directly own 100% of the ownership interests in PEHC and to indirectly own 100% of the equity interests in the other Debtors.  Subject to the Call Options described below, New PE Holdco will be solely owned by the Prepetition Lenders and the Exit Facility Lenders.  The Prepetition Lenders will contribute to New PE Holdco a portion of the approximately $236 million in outstanding prepetition debt (i.e., approximately $261 million prepetition outstanding debt less approximately $25 million of Roll Up Loans converted into Exit Facility Term A-2 Loans) equal to the aggregate value of the membership interests in New PE Holdco (the “New PE Holdco Membership Interests”).  New PE Holdco will forgive such contributed debt in exchange for 100% of the equity interests in PEHC. New PE Holdco Membership Interests will be allocated approximately 73% among the Prepetition Lenders and approximately 23% among the Exit Facility Lenders.  On and after the Effective Date, the agent under the Exit Facility, WestLB, would have authority to appoint the managers, directors and officers of each of the Debtors.

Pursuant to the Amended Plan, each Prepetition Lender will have the opportunity to elect to grant to the Company the right to acquire (collectively, the “Call Options”) at the Call Option Price (as defined below) all or a portion of the New PE Holdco Membership Interests allocated to each Prepetition Lender, up to a maximum of 25% of the aggregate New PE Holdco Membership Interests.  The Call Option Price for the maximum amount of New PE Holdco Membership Interests that may be purchased under the Call Options will be $30,000,000 (i.e., $1,200,000 for each 1% of the aggregate New PE Holdco Membership Interests).  The Call Options will be exercisable, pursuant to the terms of a Call Option Agreement mutually agreeable to the Company and those Prepetition Lenders who elect to grant to the Company a Call Option, within 90 days after the Effective Date.

Asset Management and Marketing Agreements

Under the Amended Plan, the Company would continue after the Effective Date to manage and operate the ethanol plants under the terms of an amended and restated asset management agreement and would continue to market all of the ethanol and distillers grains produced by the plants under the terms of amended and restated agreements with Kinergy Marketing and Pacific Ag Products, each a subsidiary of the Company.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as filed with the United States Bankruptcy Court for the District of Delaware on April 16, 2010 (*)
99.2
Disclosure Statement for Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as filed with the United States Bankruptcy Court for the District of Delaware on April 16, 2010 (*)

99.3	Press Release dated April 19, 2010 (*)
_______________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2010	PACIFIC ETHANOL, INC.

By: /S/ BRYON MCGREGOR
Bryon McGregor,
Chief Financial Officer

EXHIBITS FILED WITH THIS REPORT

Number	Description

99.1	Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as filed with the United States Bankruptcy Court for the District of Delaware on March 26, 2010
99.2
Disclosure Statement for Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as filed with the United States Bankruptcy Court for the District of Delaware on March 26, 2010

99.3	Press Release dated April 19, 2010